Exhibit 99.3

UNITED MARITIME GROUP, LLC
UNITED MARITIME GROUP FINANCE CORP.

OFFER TO EXCHANGE

UP TO $200,000,000 IN PRINCIPAL AMOUNT OF
11 3/4% SENIOR SECURED NOTES DUE 2015
FOR
ALL OF THEIR OUTSTANDING
11 3/4% SENIOR SECURED NOTES DUE 2015 AND
SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

To Our Clients:

Enclosed for your consideration is a Prospectus dated          , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by United Maritime Group, LLC (the “Company”) and United Maritime Group Finance Corp. (“Finance Corp.,” and, together with the Company, the “Issuers”) to exchange up to $200,000,000 in principal amount of their 11 3/4% Senior Secured Notes due 2015 (the “Exchange Notes”) for all of their outstanding 11 3/4% Senior Secured Notes due 2015, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (“Initial Notes”).

The material is being forwarded to you as the beneficial owner of Initial Notes carried by us for your account or benefit but not registered in your name. A tender of any Initial Notes may be made only by us as the registered holder and pursuant to your instructions. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Initial Notes held by us and registered in our name for your account or benefit. Therefore, the Issuers urge beneficial owners of Initial Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Initial Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Initial Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Initial Notes.

YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER INITIAL NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at   p.m., New York City time, on          , 2010, unless extended (the ‘‘Expiration Date”). The Initial Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Initial Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that is attached hereto. Again, please note that the accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange the Initial Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of United Maritime Group, LLC and United Maritime Group Finance Corp.

THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF INITIAL NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Check the appropriate box below:

☐	Please tender all of my Initial Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Initial Notes to be tendered if I wish to tender less than all of my Initial Notes.

☐	Please do not tender any Initial Notes held by you for my account or benefit.

Signature(s):

Please Print Name(s) Here:

Address(es):

Zip Code(s):

Area Code(s) and Telephone No.(s):

Tax Identification or Social Security No.(s):

My Account Number With You:

Date:

Unless a specific contrary instruction is given in the signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Initial Notes.

SCHEDULE

Please tender my Initial Notes held by you for my account or benefit as indicated below:

AGGREGATE PRINCIPAL AMOUNT OF INITIAL NOTES TENDERED

Signature(s):

Please Print Name(s) Here:

Address(es):

Zip Code(s):

Area Code(s) and Telephone No.(s):

Tax Identification or Social Security No.(s):

My Account Number With You:

Date:

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